Exhibit 25.1(b)


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                   OF A TRUSTEE PURSUANT TO SECTION 305(B)(2)



                       THE FIRST NATIONAL BANK OF CHICAGO
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)


    A NATIONAL BANKING ASSOCIATION                            36-0899825
                                                           (I.R.S. EMPLOYER
                                                         IDENTIFICATION NUMBER)

ONE FIRST NATIONAL PLAZA, CHICAGO, ILLINOIS                    60670-0126
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


                       THE FIRST NATIONAL BANK OF CHICAGO
                      ONE FIRST NATIONAL PLAZA, SUITE 0286
                          CHICAGO, ILLINOIS 60670-0286
             ATTN: LYNN A. GOLDSTEIN, LAW DEPARTMENT (312) 732-6919
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)


                                USI GLOBAL CORP.
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)


           DELAWARE                                           22-3637049
(STATE OR OTHER JURISDICTION OF                            (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)


101 WOOD AVENUE SOUTH
ISELIN, NEW JERSEY                                               08830
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


                          7-1/8% SENIOR NOTES DUE 2003
                         (TITLE OF INDENTURE SECURITIES)



NY2:\423928\01\933S01!.DOC\78595.0012

ITEM 1.           GENERAL INFORMATION.  FURNISH THE FOLLOWING
                  INFORMATION AS TO THE TRUSTEE:

                  (A)      NAME AND ADDRESS OF EACH EXAMINING OR
                  SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                  Comptroller of Currency, Washington, D.C.; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C..

                  (B)      WHETHER IT IS AUTHORIZED TO EXERCISE
                  CORPORATE TRUST POWERS.

                  The trustee is authorized to exercise corporate trust powers.

ITEM 2.           AFFILIATIONS WITH THE OBLIGOR.  IF THE OBLIGOR
                  IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH
                  SUCH AFFILIATION.

                  No such affiliation exists with the trustee.


ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

                  1. A copy of the articles of association of the trustee now in effect.*

                  2. A copy of the certificates of authority of the trustee to commence business.*

                  3. A copy of the authorization of the trustee to exercise corporate trust powers.*

                  4. A copy of the existing by-laws of the trustee.*

                  5.  Not Applicable.

                  6. The consent of the trustee required by Section 321(b) of the Act.

                  7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                  8.  Not Applicable.

                  9.  Not Applicable.


         Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 21st day of April, 1999.


                      THE FIRST NATIONAL BANK OF CHICAGO,
                      TRUSTEE

                      BY /S/ SANDRA L. CARUBA
                         -------------------------------------
                         SANDRA L. CARUBA
                         VICE PRESIDENT





* EXHIBIT 1, 2, 3 AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF THE FIRST NATIONAL BANK OF CHICAGO, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-3 OF U S WEST CAPITAL FUNDING, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998 (REGISTRATION NO. 333-51907-01).

                                    EXHIBIT 6


                      THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                     April 21, 1999



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of the Indenture by and between USI Global Corp. and The First National Bank of Chicago, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    THE FIRST NATIONAL BANK OF CHICAGO

                                    BY: /S/ SANDRA L. CARUBA
                                        --------------------------------------
                                        SANDRA L. CARUBA
                                        VICE PRESIDENT

                                    EXHIBIT 7


Legal Title of Bank:    The First National Bank of Chicago

Call Date: 12/31/98  ST-BK:  17-1630 FFIEC 031

Address:                One First National Plaza, Ste 0460            Page RC-1
City, State  Zip:       Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8
                      ---------

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                        DOLLAR AMOUNTS IN
                                                                                                            THOUSANDS
                                                                                                            ---------

ASSETS
1.  Cash and balances due from depository institutions (from Schedule RC-A):                     RCFD
                                                                                                 ----

    a. Noninterest-bearing balances and currency and coin(1).......................              0081        5,585,982         1.a
    b. Interest-bearing balances(2)................................................              0071        4,623,842         1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A)...................              1754                0         2.a
    b. Available-for-sale securities (from Schedule RC-B, column D)................              1773       11,181,405         2.b
3.  Federal funds sold and securities purchased under agreements to resell.........              1350        9,853,544         3.
4.  Loans and lease financing receivables:
    a. Loans and leases, net of unearned income (from Schedule                                   RCFD
                                                                                                 ----
    RC-C)..........................................................................              2122       31,155,998         4.a
    b. LESS: Allowance for loan and lease losses...................................              3123          411,963         4.b
    c. LESS: Allocated transfer risk reserve.......................................              3128            3,884         4.c

    d. Loans and leases, net of unearned income, allowance, and                                  RCFD
                                                                                                 ----
    reserve (item 4.a minus 4.b and 4.c)...........................................              2125       30,740,151         4.d
5.  Trading assets (from Schedule RD-D)............................................              3545        7,635,778         5.
6.  Premises and fixed assets (including capitalized leases).......................              2145          739,925         6.
7.  Other real estate owned (from Schedule RC-M)...................................              2150            4,827         7.
8.  Investments in unconsolidated subsidiaries and associated
    companies (from Schedule RC-M).................................................              2130          202,359         8.
9.  Customers' liability to this bank on acceptances outstanding...................              2155          269,516         9.
10. Intangible assets (from Schedule RC-M).........................................              2143          291,665        10.
11. Other assets (from Schedule RC-F)..............................................              2160        3,071,912        11.
12. Total assets (sum of items 1 through 11).......................................              2170       74,200,906        12.


------------

(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

Legal Title of Bank: The First National Bank of Chicago
Call Date:  12/31/98  ST-BK:  17-1630  FFIEC 031
Address: One First National Plaza, Ste 0460                           Page RC-2
City, State  Zip: Chicago, IL  60670
FDIC Certificate No.: 0/3/6/1/8
                      ---------

SCHEDULE RC-CONTINUED

                                                                                                   DOLLAR AMOUNTS IN
                                                                                                       THOUSANDS
                                                                                                       ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                                RCON
                                                                                            ----

       from Schedule RC-E, part 1)................................................          2200       22,524,140        13.a
       (1) Noninterest-bearing(1).................................................          6631       10,141,937        13.a1
       (2) Interest-bearing.......................................................          6636       12,382,203        13.a2

    b. In foreign offices, Edge and Agreement subsidiaries, and                             RCFN
                                                                                            ----

       IBFs (from Schedule RC-E, part II).........................................          2200       19,691,237        13.b
       (1) Noninterest bearing....................................................          6631          408,126        13.b1
       (2) Interest-bearing.......................................................          6636       19,283,111        13.b2
14. Federal funds purchased and securities sold under agreements
    to repurchase:................................................................          RCFD 2800   9,113,686        14
15. a. Demand notes issued to the U.S. Treasury...................................          RCON 2840     120,599        15.a
    b. Trading Liabilities(from Sechedule RC-D)...................................          RCFD 3548   6,797,927        15.b

16. Other borrowed money:                                                                   RCFD
                                                                                            ----

    a. With original maturity of one year or less.................................          2332        5,385,355        16.a
    b. With original  maturity of more than one year..............................          A547          327,126        16.b
    c.With original maturity of more than three years ............................          A548          316,411        16.c

17. Not applicable
18. Bank's liability on acceptance executed and outstanding.......................          2920          269,516        18.
19. Subordinated notes and debentures.............................................          3200        2,400,000        19.
20. Other liabilities (from Schedule RC-G)........................................          2930        2,137,443        20.
21. Total liabilities (sum of items 13 through 20)................................          2948       69,083,440        21.
22. Not applicable

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.................................          3838                0        23.
24. Common stock..................................................................          3230          200,858        24.
25. Surplus (exclude all surplus related to preferred stock)......................          3839        3,201,435        25.
26. a. Undivided profits and capital reserves.....................................          3632        1,695,446        26.a
    b. Net unrealized holding gains (losses) on available-for-sale
       securities.................................................................          8434            6,349        26.b
27. Cumulative foreign currency translation adjustments...........................          3284           13,378        27.
28. Total equity capital (sum of items 23 through 27).............................          3210        5,117,466        28.
29. Total liabilities, limited-life preferred stock, and equity
    capital (sum of items 21, 22, and 28).........................................          3300       74,200,906        29.


Memorandum
To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work
   performed for the bank by independent external auditors as of        Number
   any date during 1996...............RCFD 6724....................... N/A  M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

5 =  Review of the bank's financial statements by external auditors

6 =  Compilation of the bank's financial statements by external auditors

7 =  Other audit procedures (excluding tax preparation work)

8 =  No external audit work

--------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.